Exhibit 99


         Duke Energy Reports Year-End and Fourth Quarter 2003 Results

     * Regulated units and Field Services show strong operational and financial results; merchant operations produce a loss

     * Non-strategic asset sales over $2 billion, exceed 2003 target

     * $2.2 billion in debt reduction achieved in 2003, including $387 million in assumed debt, exceeds 2003 target

     * $3.4 billion pre-tax charges reflect actions taken in fourth quarter to reduce exposure to merchant generation and international business

     * Annual dividend maintained at $1.10 per share

    CHARLOTTE, N.C., Jan. 29 /PRNewswire-FirstCall/ -- Reflecting previously announced special items, Duke Energy (NYSE: DUK) reported a net loss in 2003 of $1.3 billion, or ($1.48) per share, compared to net income of $1.0 billion, or $1.22 per share in 2002.
    Ongoing earnings per share (EPS) for 2003, which excludes special items, was $1.28 versus $1.88 in ongoing EPS in 2002.
    "To establish a stable platform for future growth, Duke Energy sold non-strategic assets, cut expenses and paid down debt in 2003 -- while still funding capital expenditures at our core regulated businesses," said Paul Anderson, Duke Energy chairman and chief executive officer. "We also announced our intention to exit the Australian and European markets, as well as the merchant generation business in the southeast United States.
    "Going forward, we expect our $1.10 dividend and modest earnings growth to provide an attractive return for long-term investors," he added. "Reducing debt by $2.2 billion in 2003 was an important achievement in strengthening Duke Energy's financial position. This effort will continue, as we expect to reduce debt between $3.5 billion and $4 billion during 2004."
    In fourth quarter 2003, Duke Energy reported a loss of ($2.23) per share, or a $2.0 billion loss, compared to a loss of ($0.06) per share, or a $52 million loss, in fourth quarter 2002. Excluding special items, ongoing earnings per share for fourth quarter 2003 were $0.22 versus $0.32 in fourth quarter 2002.
    Special items for the quarter include:

                                                                  2003   2002
                                               Pre-Tax    Tax     EPS    EPS
    ($ in Millions)                             Amount   Effect  Impact Impact

     Fourth Quarter 2003
     * DENA plant impairments and DETM charges ($2,826)  $1,046 ($1.97)    --
     * DENA redesignation of hedging              (262)      97  (0.18)    --
       contracts to mark-to-market
     * Charges and impairments for                (292)      69  (0.25)    --
       Australia and Europe
     * Severance and related charges               (48)      18  (0.03)    --
     * Tax adjustments                              --       23   0.03     --
     * DEI reserve and charges for                 (26)      10  (0.02)    --
       environmental settlements in Brazil
     * Write-off of risk management system         (51)      19  (0.04)    --
     * Net gain on asset sales                      15       (6)   .01     --

     Fourth Quarter 2002
     * Impairment of goodwill at DEI for         ($194)      --     --  $0.22
       European gas trading
     * Expenses at Franchised Electric associated ($89) 35 -- (0.06) with December 2002 ice storm
     * Severance charges, including corporate- ($70) 30 -- (0.04) level severance of $18 million
     * Asset impairments at Field Services        ($28)      10     --  (0.02)
     * Information technology system write-off    ($24)       9     --  (0.02)
       at DENA
     * Previously announced settlement            ($19)       7     --  (0.01)
       with North Carolina Utility Commission
       and Public Service Commission of South
       Carolina
     * Demobilization costs at DENA               ($10)       4     --  (0.01)

     TOTAL EPS IMPACT                                           ($2.45)($0.38)
     EPS, as reported                                           ($2.23)($0.06)
     EPS, ongoing                                                $0.22  $0.32


     Special items for 2003:
                                                Pre-              2003   2002
                                                Tax     Tax       EPS    EPS
     ($ in Millions)                           Amount  Effect    Impact Impact
     Subtotal - 4th quarter (previously                         ($2.45)($0.38)
      listed items)

     Prior 2003 special items
     * Net gain on asset sales                 170     (60)      0.12
     * Tax benefit on 2002 goodwill impairment  --      52       0.06
       of International Energy European
       gas trading
     * Cumulative effect of accounting
       changes                                (256)     94      (0.18)
     * DENA goodwill write-off                (254)     90      (0.18)
     * Severance associated with work         (105)     37      (0.08)
       force reductions
     * Settlement with the South Carolina      (46)     18      (0.03)
       Public Service Commission
     * Settlement with the Commodities         (17)     --      (0.02)
       Futures Trading Commission

     Special items yearly total for 2003                       ($2.76)
     EPS, as reported                                          ($1.48)
     EPS, ongoing                                               $1.28

     Other 2002 special items
     Termination of certain turbines on       (163)     59              (0.13)
      order, plus write-down of other
      uninstalled turbines
     Write-off of site development costs,      (80)     30              (0.06)
      primarily in California and Brazil
     Demobilization costs related to           (12)      4              (0.01)
      deferral of three merchant power projects
     Severance costs associated with           (33)     10              (0.04)
      reduction in workforce
     Partial impairment of a merchant plant    (31)      9              (0.04)
      as a result of current market outlook

     Special items yearly total for 2002                               ($0.66)
     EPS, as reported                                                   $1.22
     EPS, ongoing                                                       $1.88

    BUSINESS UNIT RESULTS
    At the end of 2003, Duke Energy moved the results for certain business segments from EBIT to a separate line on the income statement called "Loss from Discontinued Operations." The amounts reported as discontinued operations are reported net of tax. The business units affected by this reclassification are International Energy, Field Services and Other Operations. All reported periods have been restated.

    Franchised Electric
    Fourth quarter 2003 EBIT from Franchised Electric was $197 million, compared to fourth quarter 2002 EBIT of $248 million. Milder weather and lower bulk power sales led to a 6.7 percent decrease in overall electric sales. During the quarter, Franchised Electric expensed $28 million in clean air amortization. Also during the quarter, it recorded $32 million of severance and related costs. In fourth quarter 2002, Franchised Electric incurred $89 million in ice storm-related costs.
    Year-end 2003 EBIT for Franchised Electric was $1.4 billion, compared to $1.6 billion in 2002.
    During 2003, Franchised Electric successfully secured 20-year license extensions for the McGuire and Catawba nuclear stations. It also completed reactor vessel head replacements at two Oconee Nuclear Station units, completed a steam generator replacement at one of the Oconee Nuclear Station units, and posted record generation output for its fossil-fired power plants. Overall electric customers grew by more than 43,000 in 2003.

    Natural Gas Transmission
    Duke Energy Gas Transmission (DEGT) reported fourth quarter 2003 EBIT of $308 million, compared to $294 million in fourth quarter 2002. Gains of $16 million from asset sales and increased earnings from new projects, partially offset by foregone earnings on assets sold, drove this increase. During the quarter, DEGT had $11 million in severance and related charges.
    Year-end 2003 EBIT for DEGT was $1.3 billion -- an increase from $1.2 billion in 2002.
    For the year, more than 99 percent of customers in the northeast United States whose transportation contracts permitted notice of termination, decided to renew. DEGT also placed in service several projects totaling 850 million cubic feet per day (mmcf/d) of pipeline capacity.

    Duke Energy North America
    Duke Energy North America (DENA) reported an EBIT loss of $3.16 billion in fourth quarter 2003, compared to EBIT of $26 million in fourth quarter 2002. Special items for the quarter totaled $3.1 billion, and included the decision to: a) sell DENA's merchant plants in the southeast United States, b) reduce DENA's interest in deferred plants, c) wind down its trading and marketing joint venture with ExxonMobil and d) redesignate certain hedging contracts to mark-to-market. Also included in the special items is $5 million in severance and related costs.
    Excluding special items, DENA had a fourth quarter EBIT loss of $74 million compared to ongoing EBIT of $63 million in fourth quarter 2002. Lower spark spreads and increased depreciation led to lower results.
    Year-end 2003 EBIT for DENA was a loss of $3.3 billion, compared with positive EBIT of $169 million in 2002.

    International Energy
    As a result of the decision to exit Europe and sell its Australian assets, the Duke Energy International (DEI) reporting segment will now include only operations in Latin America and its investment in National Methanol.
    For fourth quarter 2003, DEI reported EBIT from continuing operations of $36 million, compared to $23 million in fourth quarter 2002. Fourth quarter results for 2003 include improved operational performance due to higher margins, successful re-contracting in Brazil and lower expenses throughout Latin America. DEI had a special item of $26 million for a reserve and charges for estimated environmental settlements in Brazil.
    Year-end EBIT for DEI was $210 million versus $102 million in 2002.

    Field Services
    The Field Services business segment, which represents Duke Energy's 70-percent interest in Duke Energy Field Services, reported fourth quarter 2003 EBIT of $52 million compared to $49 million in fourth quarter 2002. The favorable impact of higher natural gas liquids (NGL) prices during the period was offset by the effects of hedging results related to the price movements of NGLs, higher natural gas prices and increased general and administrative costs. The higher general and administrative costs included $4 million in severance and related charges.
    Year-end EBIT for Field Services was $192 million compared to $148 million in 2002.

    Other Operations
    Other Operations, including Crescent Resources, DukeNet Communications, Duke Capital Partners, Duke/Fluor Daniel, Duke Energy Merchants and Energy Delivery Services, reported EBIT of $96 million in fourth quarter 2003, compared to $91 million in fourth quarter 2002.
    Year-end EBIT in 2003 for Other Operations was $153 million compared to $239 million in year-end EBIT in 2002.

    Discontinued Operations
    Discontinued Operations showed a fourth quarter 2003 after-tax loss of $215 million -- due largely to a $223 million after-tax charge to complete the exit from the European market and the divestiture of DEI's Australian assets. That compares with a fourth quarter 2002 after-tax loss of $266 million. The after-tax loss for Discontinued Operations in 2003 was $156 million versus an after-tax loss of $261 million in 2002.

    INTEREST EXPENSE
    Interest expense was $354 million for fourth quarter 2003, compared to $344 million for fourth quarter 2002. This increase was primarily due to lower capitalized interest of $15 million and $23 million of interest associated with the reclassification of certain trust preferred securities from minority interest to long-term debt, partially offset by lower borrowing costs in the quarter.

    INCOME TAX
    An income tax benefit of $707 million for 2003 results primarily from the large write-offs in fourth quarter 2003.

    CASH FLOW
    For the 12 months ending Dec. 31, 2003, cash flow from operations was $3.9 billion, compared to $4.5 billion for the 12 months ending Dec. 31, 2002.

    LIQUIDITY AND CAPITAL RESOURCES
    Duke Energy's consolidated capital structure as of Dec. 31, 2003, including short-term debt, was 58 percent debt, 37 percent common equity and 5 percent minority interests.
    Under various credit facilities, Duke Energy, Duke Capital and other subsidiaries had the ability to borrow up to $3.4 billion as of Dec. 31, 2003. The companies had borrowings and letters of credit outstanding under these programs of approximately $1.1 billion as of Dec. 31, 2003, resulting in unused capacity of approximately $2.3 billion. The company also had approximately $1.2 billion in cash and cash equivalents as of Dec. 31, 2003.

    ADDITIONAL INFORMATION
    Additional information, including EPS reconciliation data and a schedule for Duke Energy Field Services gas volume and margin by contract type, can be obtained at Duke Energy's fourth quarter 2003 earnings information Web site at: http://www.duke-energy.com/investors/financial/latest/default.asp .

    NON-GAAP FINANCIAL MEASURES
    The primary performance measure used by management to evaluate segment performance is EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating) before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes EBIT from continuing operations is a good indicator of each segment's operating performance as it represents the results of our ownership interests in continuing operations without regard to financing methods or capital structures.
    On a consolidated basis, EBIT from continuing operations is also used as one of the measures to assess performance and represents the combination of operating income and other income and expenses as presented on the consolidated statements of income. The use of EBIT from continuing operations as one of the performance measures on a consolidated basis follows the use of EBIT from continuing operations for assessing segment performance, and we believe EBIT from continuing operations is used by our investors as a supplemental financial measure in the evaluation of our consolidated results of operations.
    EBIT from continuing operations should not be considered an alternative to, or more meaningful than, net income, income from continuing operations, operating income or cash flow as determined in accordance with generally accepted accounting principles (GAAP). Duke Energy's EBIT from continuing operations may not be comparable to a similarly titled measure of another company.
    Duke Energy's management uses ongoing EPS, which represents income from continuing operations adjusted for special items as one of the measures to evaluate operations of the company. Special items represent certain charges which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing EPS provides useful information to investors, as it allows them to more accurately compare the company's ongoing performance across all periods.

     Debt reconciliation to the Condensed Cash Flow Statement -- $ in millions

     Issuances of long-term debt                                       $3,009
     Payments for the redemption of long-term debt, guaranteed         (4,839)
      preferred beneficial interests and preferred member interests and net paydown of commercial paper and notes payable
     Assumed debt from asset sales                                       (387)
     Total debt reduction                                             ($2,217)

                     ------------------------------------

    Duke Energy is a diversified energy company with a portfolio of natural gas and electric businesses, both regulated and unregulated, and an affiliated real estate company. Duke Energy supplies, delivers and processes energy for customers in North America and selected international markets. In 2004, the company celebrates a century of service with the 100th anniversary of its electric utility Duke Power. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com .
    An earnings conference call for analysts is scheduled for 10 a.m. ET today. The conference call can be accessed via the investors' section of Duke Energy's Web site http://www.duke-energy.com/investors/financial/latest/default.asp or by dialing 800/946-0786 in the United States or 719/457-2662 outside the United States. The confirmation code is 474733. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available by dialing 888/203-1112 with a confirmation code of 474733. The international replay number is 719/457-0820, confirmation code 474733. A replay and transcript also will be available by accessing the investors' section of the company's Web site http://www.duke-energy.com/investors/financial/latest/default.asp . The presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will be available on our investor relations Web site at: http://www.duke-energy.com/investors/financial/gaap/ .
    This document includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Duke Energy believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include legislative and regulatory developments; the outcomes of litigation and regulatory proceedings or inquiries; industrial, commercial and residential growth in our service territories; the weather and other natural phenomena; general economic conditions, including any potential effects arising from terrorist attacks, the situation in Iraq and any consequential hostilities or other hostilities; changes in environmental and other laws and regulations to which Duke Energy and its subsidiaries are subject or other external factors over which Duke Energy has no control; the results of financing efforts, including Duke Energy's ability to obtain financing on favorable terms; lack of improvement or further declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy's defined benefit pension plans; the level of creditworthiness of counterparties to Duke Energy's transactions; the amount of collateral required to be posted from time to time in Duke Energy's transactions; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding natural gas and electric markets and the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the performance of electric generation, pipeline and natural gas processing facilities; the timing and success of efforts to develop domestic and international power, pipeline, gathering, processing and other infrastructure projects; conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; and other factors discussed in Duke Energy's filings with the Securities and Exchange Commission.


                                  DECEMBER 2003
                               QUARTERLY HIGHLIGHTS
                                   (unaudited)

                                             Three Months     Twelve Months
                                                 Ended            Ended
                                             December 31,      December 31,
    (In millions, except where noted)          2003    2002     2003     2002
    COMMON STOCK DATA
      (Loss) Earnings Per Share  (from
       continuing operations)
         Basic                               $(1.99)  $0.24   $(1.13)   $1.53
         Diluted                             $(1.99)  $0.24   $(1.13)   $1.53
      Loss Per Share (from discontinued
       operations)
         Basic                               $(0.24) $(0.30)  $(0.17)  $(0.31)
         Diluted                             $(0.24) $(0.30)  $(0.17)  $(0.31)
      (Loss) Earnings Per Share  (before
       cumulative effect of change in
       accounting principles)
         Basic                               $(2.23) $(0.06)  $(1.30)   $1.22
         Diluted                             $(2.23) $(0.06)  $(1.30)   $1.22
      (Loss) Earnings Per Share
         Basic                               $(2.23) $(0.06)  $(1.48)   $1.22
         Diluted                             $(2.23) $(0.06)  $(1.48)   $1.22
      Dividends Per Share                    $0.275  $0.275    $1.10    $1.10
      Weighted-Average Shares Outstanding
         Basic                                  908     892      903      836
         Diluted                                908     893      903      838

    INCOME
    Operating Revenues                       $5,227  $4,852  $21,577  $15,448
    (Loss) Earnings Before Interest and
     Taxes (EBIT)                            (2,557)    651     (268)   3,118
    Interest Expense                            354     344    1,380    1,097
    Minority Interest (Benefit) Expense (a)     (28)      9       64      115
    Income Tax (Benefit) Expense             (1,077)     84     (707)     611
    Loss from Discontinued Operations          (215)   (266)    (156)    (261)
    Cumulative Effect of Change in
     Accounting Principles, net of tax and
     minority interest                           -       -      (162)      -
    Net (Loss) Income                        (2,021)    (52)  (1,323)   1,034
    Dividends and Premiums on Redemptions
     of Preferred and Preference Stock            2       3       15       13
    (Loss) Earnings Available for Common
     Stockholders                           $(2,023)   $(55) $(1,338)  $1,021

    CAPITALIZATION
        Common Equity                                            37%      36%
        Preferred Stock (b)                                       0%       1%
        Trust Preferred Securities (b)                            0%       3%
      Total Common Equity and Preferred
       Securities                                                37%      40%

      Minority Interests (b)                                      5%       5%
      Total Debt (b)                                             58%      55%

    Total Debt (b)                                           $21,952  $22,465
    Book Value Per Share                                      $15.11   $16.70
    Actual Shares Outstanding                                    911      895
    CAPITAL AND INVESTMENT EXPENDITURES
      Franchised Electric                      $262    $402   $1,030   $1,269
      Natural Gas Transmission (c)              163     353      766    2,878
      Field Services                            117      59      211      309
      Duke Energy North America                   9     255      277    2,013
      International Energy                       10      62       71      412
      Other Operations (d)                       93      81      319      491
      Other                                      61     (33)      87      (23)
      Cash acquired in acquisitions             -       -        -        (77)
    Total Capital and Investment
     Expenditures                              $715  $1,179   $2,761   $7,272

    EBIT BY BUSINESS SEGMENT
      Franchised Electric                      $197    $248   $1,403   $1,595
      Natural Gas Transmission                  308     294    1,317    1,161
      Field Services                             52      49      192      148
      Duke Energy North America              (3,164)     26   (3,341)     169
      International Energy                       36      23      210      102
      Other Operations (d)                       96      91      153      239
      Other                                     (92)    (87)    (292)    (449)
    Total Segment and Other EBIT             (2,567)    644     (358)   2,965
      EBIT Attributable to:
         Minority Interest (Benefit)
          Expense                               (21)     (3)      65       42
         Third Party Interest Income              5      15       20      102
         Foreign Currency Remeasurement
          Gain (Loss)                            24      (3)      24       11
         Intercompany EBIT Elimination (e)        2      (2)     (19)      (2)
    Total EBIT                              $(2,557)   $651    $(268)  $3,118

    (a) Includes financing expenses related to securities of subsidiaries of $27 million for the three months ended December 31, 2002 and $55 million and $130 million for the twelve months ended December 31, 2003 and 2002, respectively. The expense related to these securities is now accounted for in interest expense.
    (b) As a result of the implementation of SFAS No. 150 and FIN 46, approximately $900 million related to trust preferred securities and preferred stock with sinking fund requirements has been reclassified to debt and remains outstanding. Additionally, debt excludes approximately $880 million of debt that has been reclassified as liabilities associated with assets held for sale.
    (c) 2002 twelve months ended amount includes $1.7 billion (net of cash acquired) paid to Westcoast Energy shareholders related to the acquisition.
    (d) Beginning in 2003, Other Energy Services and Duke Ventures were combined into Other Operations.
    (e) Amounts relate to the elimination of intercompany EBIT that has been reclassified to discontinued operations.


                                 DECEMBER 2003
                             QUARTERLY HIGHLIGHTS
                                  (unaudited)

                                           Three Months     Twelve Months
                                               Ended            Ended
                                            December 31,     December 31,
    (In millions, except where noted)        2003    2002     2003    2002
    FRANCHISED ELECTRIC
      Operating Revenues                   $1,165  $1,153   $4,883  $4,888
      Operating Expenses                      983     895    3,533   3,329
      Gains on Sales of Other Assets, net       4     -          6     -
      Other Income, net of expenses            11     (10)      47      36
      EBIT                                   $197    $248   $1,403  $1,595

      Sales, GWh                           19,207  20,593   82,828  83,783

    NATURAL GAS TRANSMISSION
      Operating Revenues                     $896    $765   $3,197  $2,464
      Operating Expenses                      588     466    1,969   1,420
      Gains on Sales of Other Assets, net       3     -          7     -
      Other Income, net of expenses (a)         8       5      125     148
      Minority Interest Expense                11      10       43      31
      EBIT                                   $308    $294   $1,317  $1,161

      Proportional Throughput, TBtu           860     983    3,362   3,160

    FIELD SERVICES (g)
      Operating Revenues                   $1,770  $1,623   $7,828  $5,316
      Operating Expenses                    1,700   1,582    7,586   5,182
      (Losses) Gains on Sales of Other
       Assets, net                             (5)    -         (4)    -
      Other Income, net of expenses (b)        14      25       67      60
      Minority Interest Expense                27      17      113      46
      EBIT                                    $52     $49     $192    $148

      Natural Gas Gathered and
       Processed/Transported, TBtu/day        7.5     8.0      7.7     8.1
      Natural Gas Liquids Production,
       MBbl/d                               364.6   388.4    365.3   388.7
      Average Natural Gas Price per MMBtu $4.58 $3.98 $5.39 $3.22 Average Natural Gas Liquids Price
       per Gallon                           $0.54   $0.45    $0.53   $0.38

    DUKE ENERGY NORTH AMERICA
      Operating Revenues                     $822    $399   $4,321  $1,552
      Operating Expenses and
       Impairments (c)                      3,924     453    7,767   1,507
      Losses on Sales of Other Assets,
       net (d)                               (124)    -       (208)    -
      Other Income, net of expenses (e)        (1)     52      206      81
      Minority Interest Benefit               (63)    (28)    (107)    (43)
      EBIT                                $(3,164)    $26  $(3,341)   $169

      Actual Plant Production, GWh (f)      5,376   5,774   24,046  24,962
      Proportional MW Capacity in
       Operation                                            15,665  14,157

    INTERNATIONAL ENERGY (g)
      Operating Revenues                     $105    $165     $597    $743
      Operating Expenses                       67     174      406     716
      Losses on Sales of Other Assets,
       net                                     (2)    -        -       -
      Other Income, net of expenses             2      30       32      85
      Minority Interest Expense (Benefit)       2      (2)      13      10
      EBIT                                    $36     $23     $210    $102

      Sales, GWh                            4,253   5,067   18,134  18,350
      Proportional MW Capacity in
       Operation                                             4,121   4,082

    OTHER OPERATIONS (g)
      Operating Revenues                     $647    $211   $2,061    $756
      Operating Expenses                      560     141    1,964     661
      Gains on Sales of Other Assets, net     -         7      -        32
      Other Income , net of expenses           11      14       59     110
      Minority Interest Expense (Benefit)       2     -          3      (2)
      EBIT                                    $96     $91     $153    $239

    (a) For the twelve months ended December 31, 2003, other income includes approximately $89 million of gains on sale of equity investments, including Alliance/Aux Sable, Foothills and Northern Border.
    (b) For the twelve months ended December 31, 2003, other income includes approximately $11 million gain on sale of TEPPCO Class B shares.
    (c) Includes DENA plant impairments of $2,640 million and redesignation of power contracts to mark-to-market of $262 million in the fourth quarter of 2003, and $254 million of goodwill in the third quarter of 2003.
    (d) For the twelve months ended December 31, 2003, amount includes approximately $18 million loss on the anticipated sale of 25% interest in Vermillion, a $66 million loss on the anticipated sale of turbines and DETM charges related to the sale of contracts of $127 million.
    (e) For the twelve months ended December 31, 2003, other income includes approximately $178 million gain on sale of the American Ref-Fuel Company equity investment.
    (f) Represents 100% of GWh.
    (g) Prior year amounts have been reclassified due to the current year discontinued operations.


                             DUKE ENERGY CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                     (In millions, except per-share amounts)

                                                    Years Ended December 31,
                                                       2003             2002
    Operating Revenues
      Non-regulated electric, natural gas,
       natural gas liquids, and other               $13,609           $8,368
      Regulated electric                              5,026            4,880
      Regulated natural gas                           2,942            2,200
         Total operating revenues                    21,577           15,448

    Operating Expenses
      Natural gas and petroleum products
       purchased                                     10,616            4,695
      Fuel used in electric generation and
       purchased power                                2,087            2,191
      Operation and maintenance                       3,959            3,441
      Depreciation and amortization                   1,803            1,515
      Property and other taxes                          527              535
      Impairment and other related charges            2,956              364
      Impairment of goodwill                            254              -
         Total operating expenses                    22,202           12,741

    (Losses) Gains on Sales of Other
     Assets, net                                       (199)              32
    Operating (Loss) Income                            (824)           2,739

    Other Income and Expenses
      Equity in earnings of unconsolidated
       affiliates                                       123              218
      Gains on sales of equity investments              279               32
      Other income and expenses, net                    154              129
         Total other income and expenses                556              379

    Interest Expense                                  1,380            1,097
    Minority Interest Expense                            64              115

    (Loss) Earnings From Continuing
     Operations Before Income Taxes                  (1,712)           1,906
    Income Tax (Benefit) Expense                       (707)             611

    (Loss) Income From Continuing
     Operations                                      (1,005)           1,295
    Discontinued Operations
      Net operating loss, net of tax                    (27)            (261)
      Net loss on dispositions, net of tax             (129)             -
    Loss From Discontinued Operations                  (156)            (261)

    (Loss) Income Before Cumulative Effect
     of Change in Accounting Principle               (1,161)           1,034
    Cumulative Effect of Change in
     Accounting Principle, net of tax and
     minority interest                                 (162)             -

    Net (Loss) Income                                (1,323)           1,034

    Dividends and Premiums on Redemption
     of Preferred and Preference Stock                   15               13

    (Loss) Earnings Available For Common
     Stockholders                                   $(1,338)          $1,021

    Common Stock Data
      Weighted-average shares outstanding               903              836
      (Loss) Earnings per share (from
       continuing operations)
         Basic                                       $(1.13)           $1.53
         Diluted                                     $(1.13)           $1.53
      Loss per share (from discontinued
       operations)
         Basic                                       $(0.17)          $(0.31)
         Diluted                                     $(0.17)          $(0.31)
      (Loss) Earnings per share (before
       cumulative effect of change in
       accounting principle)
         Basic                                       $(1.30)           $1.22
         Diluted                                     $(1.30)           $1.22
      (Loss) Earnings per share
         Basic                                       $(1.48)           $1.22
         Diluted                                     $(1.48)           $1.22
      Dividends per share                             $1.10            $1.10


                             DUKE ENERGY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (In millions)

                                                            Years Ended
                                                            December 31,
                                                       2003              2002

    CASH FLOWS FROM OPERATING ACTIVITIES
      Net (loss) income                             $(1,323)           $1,034
      Adjustments to reconcile net (loss)
       income to net cash provided by
         operating activities:
         Depreciation and amortization
          (including amortization of
          nuclear fuel)                               1,987             1,692
         Cumulative effect of change in
          accounting principles                         162               -
         Impairment charges                           3,495               545
         Net realized and unrealized
          mark-to-market and hedging
          transactions                                  (15)              596
         Gains on sale of equity
          investments and other assets                  (86)              (81)
         Changes in working capital and
          other                                        (291)              761
           Net cash provided by operating
            activities                                3,929             4,547

    CASH FLOWS FROM INVESTING ACTIVITIES
         Capital expenditures, net                   (2,471)           (4,924)
         Investment expenditures                       (290)             (641)
         Acquisition of Westcoast Energy
          Inc., net of cash acquired                    -              (1,707)
         Proceeds from the sale of equity
          investments and other assets
          and sales of and collections
          on notes receivable                         1,966               516
         Other                                         (136)              (53)
           Net cash used in investing
            activities                                 (931)           (6,809)

    CASH FLOWS FROM FINANCING ACTIVITIES
         Proceeds from:
           Issuance of long-term debt                 3,009             5,114
           Issuance of common stock                     277             1,323
         Payments for the redemption of
          long-term debt, guaranteed
           preferred beneficial interests
            and preferred member interests,
            and net pay down of commercial
            paper and notes payable                  (4,839)           (2,992)
         Dividends paid                              (1,051)             (938)
         Other                                          (53)              339
           Net cash (used in) provided by
            financing activities                     (2,657)            2,846

      Reclassification of cash associated
       with assets held for sale                        (55)              -

      Net increase in cash and cash
       equivalents                                      286               584
      Cash and cash equivalents at
       beginning of period                              874               290
      Cash and cash equivalents at end of
       period                                        $1,160              $874


                             DUKE ENERGY CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                  (In millions)

                                                            December 31,
                                                       2003              2002
    ASSETS

    Current Assets
      Cash and cash equivalents                      $1,160              $874
      Receivables                                     2,888             4,861
      Inventory                                       1,156             1,134
      Assets held for sale                              424                 -
      Unrealized gains on mark-to-market
       and hedging transactions                       1,566             2,144
      Other                                             694               887
        Total current assets                          7,888             9,900

    Investments and Other Assets
      Investments in unconsolidated
       affiliates                                     1,398             2,015
      Nuclear decommissioning trust funds               925               708
      Goodwill, net of accumulated
       amortization                                   3,953             3,747
      Notes receivable                                  260               589
      Unrealized gains on mark-to-market
       and hedging transactions                       1,857             2,480
      Assets held for sale                            1,444                 -
      Other                                           1,117             1,645
        Total investments and other assets           10,954            11,184

    Property, Plant and Equipment
      Cost                                           47,157            48,677
      Less accumulated depreciation and
       amortization                                  13,378            12,458
        Net property, plant and equipment            33,779            36,219

    Regulatory Assets and Deferred Debits
      Deferred debt expense                             275               263
      Regulatory asset related to income
       taxes                                          1,152               936
      Other                                             939               460
        Total regulatory assets and
         deferred debits                              2,366             1,659

      Total Assets                                  $54,987           $58,962


                             DUKE ENERGY CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                  (In millions)

                                                            December 31,
                                                       2003             2002
    LIABILITIES AND COMMON STOCKHOLDERS' EQUITY

    Current Liabilities
      Accounts payable                               $2,331           $3,637
      Notes payable and commercial paper                130              915
      Taxes accrued                                     -                156
      Interest accrued                                  304              310
      Liabilities associated with assets
       held for sale                                    651              -
      Current maturities of long-term debt
       and preferred stock                            1,200            1,331
      Unrealized losses on mark-to-market
       and hedging transactions                       1,283            1,918
      Other                                           1,799            1,770
        Total current liabilities                     7,698           10,037

    Long-term Debt                                   20,622           20,221

    Deferred Credits and Other Liabilities
      Deferred income taxes                           4,130            4,834
      Investment tax credit                             165              176
      Unrealized losses on mark-to-market
       and hedging transactions                       1,754            1,548
      Liabilities associated with assets
       held for sale                                    737              -
      Other                                           4,287            3,733
        Total deferred credits and other
         liabilities                                 11,073           10,291

    Commitments and Contingencies

    Guaranteed Preferred Beneficial
     Interests in Subordinated
      Notes of Duke Energy Corporation or
      Subsidiaries                                      -              1,408

    Minority Interests                                1,701            1,904

    Preferred and Preference Stock
      Preferred and preference stock with
       sinking fund requirements                        -                 23
      Preferred and preference stock
       without sinking fund requirements                134              134
        Total preferred and preference
         stock                                          134              157

    Common Stockholders' Equity
      Common stock, no par, 2 billion
       shares authorized; 911 million and
       895 million shares outstanding at
       December 31, 2003 and 2002,
       respectively                                   9,519            9,236
      Retained earnings                               4,060            6,417
      Accumulated other comprehensive
       income (loss)                                    180             (709)
        Total common stockholders' equity            13,759           14,944

      Total Liabilities and Common
       Stockholders' Equity                         $54,987          $58,962


                            Supplemental Disclosures
                        Quarter Ended December 31, 2003

    Duke Energy Corporation

                                             4Q03

    Mark-to-market Portfolio (in
     billions)                               $ -

    Daily Value at Risk (DvaR) (in
     millions)

    95% Confidence Level, One-Day Holding
     Period, Two-Tailed
         Average for the Period              $ 9

    Duke Energy North America
    (in millions unless stated otherwise) Q-T-D December 31, 2003

                                       Proprietary  Structured  Owned
                                         Trading    Contracts   Assets  Total
    Merchant Energy Gross Margin

         Mark-to-market gross margin
          (loss)                          $(3)        $(38)      $(7)   $(48)
         Accrual gross margin (loss)      n/a           33       131     164
    Total Gross Margin                    $(3)         $(5)     $124     116

    Reconciliation to Segment EBIT:
              Plant depreciation                                         (62)
              Plant operating and
               maintenance expenses                                      (88)
              General and administrative
               and other expenses                                       (166)
              Minority interest                                           63
              Gain (loss) on sale of
               other assets                                             (124)
              Asset impairment and other
               charges                                                (2,903)
    DENA Segment EBIT                                                $(3,164)


    Owned Assets - Merchant Plant
     Production and Hedging Information*
                                            2004    2005    2006
    Estimated available production
     (millions of MWh)                        65      65      65
         Combined cycle                       57      57      57
         Peaker units                          8       8       8

    Estimated production (millions of
     MWh)                                     20      25      27
         Combined cycle                       20      24      26
         Peaker units                         -        1       1

    Hedges
         Estimated production sold           93%     66%     66%
         Average price sold ($/MWh)          $44     $45     $42

    * All figures exclude Southeast plants.


                             Supplemental Disclosures
                         Quarter Ended December 31, 2003

    Duke Energy North America  (continued)
    (in millions)

    Maturity/Source of Carrying Value of                         Over   Total
    Energy Contract Net Assets           2004  2005  2006  2007 4 Years Fair
                                                                        Value
    Proprietary Trading
      Actively quoted prices and other
       external sources                  $155   $(1)  $25   $(7)  $(14)  $158
      Modeled                             (10)   22     4     3      4     23
                                         $145   $21   $29   $(4)  $(10)  $181
    Structured Contracts
      Actively quoted prices and other
       external sources                   $39   $29  $(47) $(43) $(107) $(129)
      Modeled                             (41)  (34)    2     9    (22)   (86)
                                          $(2)  $(5) $(45) $(34) $(129) $(215)
    Owned Assets
      Actively quoted prices and other
       external sources                  $255  $166  $105   $61    $44   $631
      Modeled                               -     -     -     -     37     37
                                         $255  $166  $105   $61    $81   $668

                      Total Fair Value of Energy Contract Net Assets*    $634

    * Total Carrying Value of Energy Contract Net Assets represents the combination of amounts presented as assets and (liabilities) related to unrealized gains or losses on mark-to-market and hedging transactions for Duke Energy North America.

    Terms of Reference

    Estimated Available Production
    Represents the amount of electric power capable of being generated from owned merchant assets, after adjusting for scheduled maintenance and outage factors. For simple cycle facilities, only peak demand periods were included in this calculation.

    Estimated Production
    Represents the amount of power expected to be sold in a future period. This figure is based on economic projections modeled by Duke Energy personnel.

    Estimated Production Sold
    Represents the portion of estimated production which has been hedged, primarily through firm physical contracts.

    Owned Assets
    Represents activity around energy assets owned or leased, including hedges of power sales and fuel purchase requirements and tolls, transmission, transportations and storage contracts that hedge owned assets. Normal purchases and sales associated with such assets are included in the Merchant Energy Gross Margin table, yet excluded from the Maturity/Sources of Fair Value of Energy Contract Net Assets table. Economic hedges of Owned Assets that do not meet hedge accounting standards will still be classified as Owned Assets in the Merchant Energy Gross Margin table.

    Proprietary Trading
    Standardized contracts entered into to take a market view, capture market price changes or put capital at risk.

    Structured Contracts
    Non-standard contracts not associated with owned or leased assets and involving significant tailoring of terms to meet customer needs, and associated hedges. This category includes tolls, transmission contracts, transportation contracts and storage contracts, except those that hedge Owned Assets. Economic hedges of Structured Contracts that do not meet hedge accounting standards will still be classified as Structured Contracts in the Merchant Energy Gross Margin table.

SOURCE  Duke Energy
    -0-                             01/29/2004
    /CONTACT: Media Contact, Randy Wheeless, +1-704-382-8379, or 24-Hour, +1-704-382-8333, or Analyst Contact, Greg Ebel, +1-704-382-8118, both of Duke Energy/
    /Company News On-Call:  http://www.prnewswire.com/comp/257451.html /
    /Web site:  http://www.duke-energy.com
           http://www.duke-energy.com/investors/financial/latest/default.asp
           http://www.duke-energy.com/investors/financial/gaap /
    (DUK)

CO:  Duke Energy
ST:  North Carolina
IN:  OIL UTI
SU:  ERN ERP CCA MAV DIV